Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PNI Digital Media Inc. on Form 20-F for the fiscal year ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of PNI Digital Media Inc.

Date: January 7, 2013	/s/ Thomas Kyle Hall
Name: Thomas Kyle Hall
Title: Chief Executive Officer
(Principal Executive Officer)

Date: January 7, 2013	/s/ Cameron Lawrence
Name: Cameron Lawrence
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting each of the signatures appearing in typed form within the electronic version of this written statement, has been provided to PNI digital Media Inc. and will be retained by PNI Digital Media Inc. in accordance with the applicable provisions of the U.S. Securities Exchange Act of 1934, as amended, and the related rules and regulations.

This written statement accompanies the Annual Report on Form 20-F in which it appears as an Exhibit pursuant to Section 906 of the U.S. Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the U.S. Sarbanes-Oxley Act of 2002 or other applicable law, be deemed filed by PNI Digital Media Inc. for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended.